UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2018

SailPoint Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-38297 (Commission File Number)	47-1628077 (I.R.S. Employer Identification Number)
11305 Four Points Drive, Building 2, Suite 100 Austin, TX (Address of principal executive offices)	78726 (Zip code)
(512) 346-2000 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2018, Marcel Bernard, a director of SailPoint Technologies Holdings, Inc., a Delaware corporation (the “Company”), notified the Company of his intention to resign from his position on the Board of Directors (the “Board”) of the Company, effective as the end of the business day on which the Board accepted the resignation. On September 21, 2018, the Board accepted Mr. Bernard’s resignation.  Mr. Bernard’s resignation from the Board was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices. Mr. Bernard was the Chairman of the Board and a member of the Company’s Nominating and Corporate Governance Committee. In connection with accepting the resignation, the Board reduced the size of the Board from seven to six directors.

Item 7.01	Regulation FD Disclosure.

On September 26, 2018, the Company issued a press release announcing the appointment of William G. Bock as Chairman of the Board and the other items described in Item 5.02 and Item 8.01 of this Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01, including the press release incorporated into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Effective September 21, 2018, the Board has designated William G. Bock, a current member of the Board and an independent director, to serve as the new Chairman of the Board in place of Mr. Bernard and has appointed Jim Pflaging, a current member of the Board and an independent director, to serve as a member of the Board’s Nominating and Corporate Governance Committee in place of Mr. Bernard.  Mark McClain, a current member of the Board and the Company’s Chief Executive Officer, and Kenneth (Chip) J. Virnig, II, a current member of the Board and an independent director, will be nominated for re-election at the Annual Meeting.  Seth Boro will serve out his term through the Company’s 2018 Annual Meeting on November 6, 2018.  The Board has appointed Mr. Virnig to serve as a member of the Compensation Committee of the Board in place of Seth Boro.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SailPoint Technologies Holdings, Inc.,

Date: September 26, 2018	By:	/s/ Cam McMartin
Cam McMartin
Chief Financial Officer